UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Denbury Resources Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Proxy Statement
RECORD DATE AND COMMON STOCK OUTSTANDING
VOTING OF COMMON STOCK
PERSONS MAKING THE SOLICITATION
PROPOSAL ONE: TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK
PROPOSAL TWO: TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A 2-FOR-1 SPLIT OF OUR COMMON STOCK
PROPOSAL THREE: AUTHORITY TO EXTEND THE SOLICITATION PERIOD FOR PROPOSALS ONE AND TWO
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDER PROPOSALS
OTHER MATTERS

NOTICE OF SPECIAL MEETING
OF STOCKHOLDERS

October 12, 2007

To our Stockholders:

You are hereby notified that a special meeting of stockholders of Denbury Resources Inc., a Delaware corporation (“Denbury” or the “Company”), will be held at the Denbury offices located at 5100 Tennyson Parkway, Suite 1200, Plano, Texas 75024, at 3:00 PM Central Time, on Monday, November 19, 2007, for the following purposes:

(1) to approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of shares of our authorized common stock from 250,000,000 shares to 600,000,000 shares;

(2) to approve an amendment to our Restated Certificate of Incorporation, as amended, to split our common shares 2-for-1;

(3) to grant authority to the Company to extend the solicitation period in the event that the special meeting is postponed or adjourned for any reason; and

(4) to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on October 8, 2007 are entitled to notice of and to vote at the special meeting.

Stockholders are urged to vote their proxy promptly by either returning the enclosed proxy, voting by telephone or voting via the internet, each as more fully described in the enclosed proxy statement, whether or not they expect to attend the meeting in person. If your shares are held in street name by a broker or bank, you will need to obtain a written proxy from the broker, bank or other nominee holding your shares to be able to vote at the meeting.

Phil Rykhoek
Senior Vice President, Chief Financial Officer
and Secretary

It is important that proxies be returned promptly. Therefore, stockholders are urged to vote and return their proxy whether or not they expect to attend the meeting in person. You may revoke your proxy at any time before it is voted.

DENBURY RESOURCES INC.

Proxy Statement

Special Meeting of Stockholders
to be held on Monday, November 19, 2007

THIS PROXY STATEMENT AND THE ENCLOSED PROXY ARE FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF DENBURY RESOURCES INC., a Delaware corporation (“Denbury” or the “Company”), of proxies to be voted at the special meeting of the stockholders of Denbury to be held at the Denbury offices located at 5100 Tennyson Parkway, Suite 1200, Plano, Texas 75024, at 3:00 PM Central Time, on Monday, November 19, 2007, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. We do not know of any matters other than those listed on the notice that will be presented for action at the special meeting.

This proxy statement and proxy card will be mailed to stockholders on or about October 12, 2007.

RECORD DATE AND COMMON STOCK OUTSTANDING

Our board of directors has fixed the record date for the meeting as of the close of business on October 8, 2007. Only Denbury stockholders of record as of the record date are entitled to receive notice of and to vote at the meeting. On the record date, there were approximately 122,100,000 shares of common stock of Denbury, par value $.001 per share, issued and outstanding and entitled to vote.

VOTING OF COMMON STOCK

A proxy card is included with this proxy statement. In order to be valid and acted upon at the meeting, your proxy card must be received by the Secretary of Denbury or by our transfer agent, American Stock Transfer and Trust, 6201 15th Avenue, Brooklyn, New York 11219, before the time set for the holding of the meeting or any adjournment thereof. You may also vote your shares by phone, (800)-PROXIES, or may vote via the Internet at www.voteproxy.com.

If you submit a proxy, you may revoke it any time prior to the meeting, or if you attend the meeting personally, you may revoke your proxy at that time and vote in person. In addition, regardless of which method you used to submit your proxy, you may revoke it by any later-dated vote via the telephone, the Internet or in writing. This later dated proxy may be deposited at either our registered office or our principal place of business, at any time up to the time of the meeting, or with the Chairman of the meeting on the day of the meeting. If your shares are held in street name by a broker or bank, you will need to obtain a written proxy from the broker, bank or other nominee holding your shares to be able to vote at the meeting. You should note that your mere presence at the meeting, however, will not constitute a revocation of a previously submitted proxy.

In order for us to have a quorum at the special meeting, we must have present in person or represented by proxy stockholders holding at least one-third of our issued and outstanding shares of common stock entitled to vote at the meeting, or at least 40,700,000 shares. If you are a holder of our common stock, you are entitled to one vote at the meeting for each share of common stock that you held as of the record date. For the purpose of determining whether a quorum is present at the meeting and whether the proposals have received the requisite affirmative votes described below, stockholders of record who are present at the meeting in person or by proxy and who abstain are considered stockholders who are present and entitled to vote, and their shares count toward the quorum.

For Proposals One and Two — to amend our Restated Certificate of Incorporation to increase the authorized shares of common stock and to effect the 2-for-1 split of the common stock, respectively — to be approved, they will each have to receive the affirmative vote of at least a majority of the outstanding shares entitled to vote. For Proposal Three — to allow the Company to extend the solicitation period if the special meeting is postponed or adjourned — to be approved, it will have to receive the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Because brokers are entitled to vote uninstructed shares on all three of these proposals, broker non-votes, if any, will have the same effect on each proposal as a negative vote. Abstentions will also have the same effect on each proposal as a negative vote.

We will vote all properly executed proxies at the meeting in accordance with the direction on the proxy. You should note that if no direction is indicated, the shares will be voted FOR all of the proposals. Our Board has designated Ron Greene, Gareth Roberts and/or Phil Rykhoek to serve as proxies. We do not know of any matters, other than those matters listed on the Notice of Special Meeting of Stockholders that will be brought before the meeting. However, if any other matters are properly presented for action at the meeting, we intend for Ron Greene, Gareth Roberts and/or Phil Rykhoek, as proxies named in the enclosed proxy card, to vote at their discretion on such matters.

PERSONS MAKING THE SOLICITATION

We will bear all the costs incurred in the preparation and mailing of the proxy, proxy statement and Notice of Special Meeting. In addition to solicitation by mail, our directors, officers or employees may solicit proxies by personal interviews, telephone or other means of communication. If they do so, these individuals will not receive any special compensation for these services. We may also request brokerage firms, banks, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. Even though we have not made any provision to do so, we may also retain a proxy solicitor to assist us with the distribution and solicitation of proxies for the meeting at our expense.

PROPOSAL ONE:
TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF
INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK

Denbury’s Restated Certificate of Incorporation currently authorizes the issuance of 250,000,000 shares of Denbury’s common stock and 25,000,000 shares of Denbury’s preferred stock. As of September 15, 2007, approximately 122,000,000 shares of common stock and no shares of preferred stock were issued and outstanding. In addition, we had approximately 6,040,000 shares of common stock reserved for issuance under outstanding options and stock appreciation rights and approximately 3,305,000 shares of common stock reserved for issuance pursuant to future grants under our employee and director benefit plans. As of September 15, 2007, we also had approximately 370,000 shares of common stock held in treasury.

Description of the Proposed Amendment to Increase Our Authorized Common Stock

Our board of directors has unanimously approved, subject to stockholder approval, an amendment to Article IV of our Restated Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue from 250,000,000 shares to 600,000,000 shares. Nothing in the proposed amendment would change the number of authorized shares of Denbury’s preferred stock. The full text of the proposed amendment is set out in Appendix A to this proxy statement.

We amended our Restated Certificate of Incorporation on November 8, 2005 to increase our authorized common stock from 100,000,000 shares to 250,000,000 shares, and effect a 2-for-1 stock split. The term “Restated Certificate of Incorporation” as used herein refers to our Restated Certificate of Incorporation filed December 29, 2003, as amended by the Certificate of Amendment of Restated Certificate of Incorporation filed November 8, 2005.

If Proposal One and Proposal Two are both approved by the stockholders, we will promptly file a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of Delaware containing the amendments set out on Appendix A and Appendix B to this proxy statement. The amendments will become effective as of the close of business on the effective date specified therein, which we expect to be on or about December 5, 2007. On the effective date of the amendments, Denbury will be authorized to issue up to a total of 600,000,000 shares of its common stock. The additional shares of authorized common stock, when issued, would have the same rights and privileges as the shares of common stock currently issued and outstanding. If either Proposal One or Proposal Two is not approved by the stockholders, no amendment will be filed and neither Proposal will be implemented.

Purpose and Intended Effect of the Proposed Amendment to Increase Our Authorized Common Stock

The board of directors has determined to effect a 2-for-1 stock split of the common stock of the Company, but without an increase in our authorized shares, there would not be enough authorized shares of common stock to effect the 2-for-1 stock split. The Board also believes it is in Denbury’s best interest to increase the number of authorized shares of common stock beyond the number necessary to effect the stock split in order to have additional shares available for future issuance to meet business needs as they arise, without experiencing the delay or cost of a stockholders meeting to approve additional authorized shares at that time. Such business needs may include potential for another 2-for-1 stock split, as well as potential equity financings, acquisitions, new or modified employee benefit plans, and other proper corporate purposes identified by the Board in the future. Any future issuances of our common stock would remain subject to separate stockholder approval if required by Delaware law or the regulations of the New York Stock Exchange.

If Proposal One and Proposal Two are both approved by the stockholders, as of the close of business on the effective date of the Amendment to our Restated Certificate of Incorporation (based on data as of September 15, 2007), Denbury would have approximately 263,430,000 shares issued or reserved for future issuance under our employee and director benefit plans following the 2-for-1 stock split, leaving us with 336,570,000 additional shares of common stock authorized and available for future issuance. If either Proposal One or Proposal Two is not approved by the stockholders, the number of authorized shares of our common stock will remain at 250,000,000, the 2-for-1 stock split described in Proposal Two will not be effected and Denbury would have approximately 118,285,000 shares of common stock (as of September 15, 2007) which remain authorized and available for future issuance, in addition to the shares reserved under our employee and director benefit plans.

Other Potential Effects of the Proposed Amendment to Increase Our Authorized Common Stock

Other than as described in Proposal Two and as permitted or required under Denbury’s existing employee benefit plans and outstanding awards under such plans, the board of directors has no immediate plans, understandings, agreements or commitments to issue additional shares of common stock for any purpose. No additional action or authorization by our stockholders would be necessary, however, prior to the issuance of any such additional shares, unless required by applicable law or the regulations of the New York Stock Exchange. Our stockholders do not have preemptive rights with respect to our common stock. As a result, if the board of directors elects to issue additional shares of common stock, existing stockholders will not have a preferential right to purchase such shares and could, therefore, experience a significant reduction in their interests with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares are issued other than through a stock split or stock dividend to all stockholders.

An increase in the authorized shares of common stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of Denbury. Shares of authorized and unissued common stock could be issued, within the limits of applicable law, in one or more transactions that would make a change of control of Denbury more difficult and time-consuming and, therefore, less likely. Common stock could also be issued to existing stockholders as a dividend or privately placed with purchasers that might side with the board of directors in opposing a takeover bid, thus discouraging such a bid. If this proposal is approved, the additional shares of common stock could also be used in conjunction with other potential anti-takeover measures already contained in our Restated Certificate of Incorporation, such as the ability of the board of directors to issue up to 25,000,000 shares of preferred stock and to designate the rights and preferences of the preferred stock without stockholder approval and the requirement that certain corporate actions be approved by two-thirds of the members of the board of directors. See the discussion below under “Common Stock — Anti-takeover Measures.” These measures have been in existence in our charter since before Denbury was domesticated as a Delaware corporation in April 1999, and will not be changed by the proposed amendment. The board of directors is not aware of any specific effort by any party to gain control of Denbury and has not approved the proposed amendment to discourage any such effort.

Common Stock

The following is a summary of the key terms and provisions of our common stock. You should refer to the applicable provisions of our Restated Certificate of Incorporation, bylaws and the Delaware General Corporation Law for a complete statement of the terms and rights of our capital stock.

Voting Rights.  Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designation creating that series, all voting rights are vested in the holders of shares of common stock. Each holder of shares of common stock have noncumulative voting rights, which means that in elections for directors, each such stockholder may not cumulate or aggregate his/her vote to give a single candidate more than one vote per share.

Dividends.  Dividends may be paid to the holders of common stock when, as and if declared by the board of directors out of funds legally available for their payment, subject to the rights of holders of any preferred stock. We have never declared a cash dividend and intend to continue our policy of using retained earnings for expansion of our business.

Rights upon Liquidation.  In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock will be entitled to share equally, in proportion to the number of shares of common stock held by them, in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

Non-Assessable.  All outstanding shares of common stock are fully paid and non-assessable. Our board of directors has specified in its resolutions approving the 2-for-1 stock split, subject to stockholder approval of Proposal One and Proposal Two, that an amount equal to the par value of the shares to be issued will be transferred from our additional paid-in-capital account to our common stock account so that the additional shares to be distributed in the stock split will be fully paid and non-assessable when distributed.

Anti-takeover measures.  Our Restated Certificate of Incorporation requires a two-thirds majority vote by the Board on many significant transactions, including amending our charter or bylaws, issuing equity securities, creating any series of preferred stock, issuing debt in excess of 10% of our assets, making acquisitions or dispositions with a purchase price in excess of 20% of our assets, or increasing or decreasing the size of our Board. Because a smaller number of directors than a majority can join together to block future transactions, issuances of securities or changes in our organizational documents, there is an increased possibility that these transactions will not be accomplished.

No Preemptive Rights.  Holders of common stock are not entitled to preemptive purchase rights in future offerings of our common stock.

Listing.  Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “DNR.” Any additional common stock we issue as a result of the stock split will also be listed on the New York Stock Exchange.

Required Vote

Approval of the proposed amendment to our Restated Certificate of Incorporation to increase our authorized common stock will require the affirmative vote of the holders of a majority of the outstanding shares of common stock that are entitled to vote on this matter. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. No rights of appraisal or similar rights of dissenters exist with respect to this matter.

Recommendation of the Board

Our board of directors has unanimously approved Proposal One and recommends that the stockholders vote FOR the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock.

PROPOSAL TWO:
TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF
INCORPORATION TO EFFECT A 2-FOR-1 SPLIT OF OUR COMMON STOCK

Our board of directors has unanimously approved, subject to stockholder approval, an amendment to Article IV of our Restated Certificate of Incorporation to effect a 2-for-1 split of our common stock. The full text of the proposed amendment is set out in Appendix B to this proxy statement.

If Proposal One and Proposal Two are both approved by the stockholders, we will promptly file a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of Delaware containing the amendments set out on Appendix A and Appendix B to this proxy statement. Each holder of common stock as of the close of business on the effective date of the amendment would be entitled to receive one additional share of common stock for each share of common stock held on that date. Shares of Denbury common stock held in treasury and subject to outstanding options or reserved for issuance pursuant to future grants under our employee benefit plans would also be split 2-for-1 in the same manner and at the same time as the shares of outstanding common stock. Pursuant to the anti-dilution provision of our outstanding options, the exercise price of those options would be adjusted to one-half of the pre-split exercise price and the options would become exercisable for twice as many shares of common stock as prior to the stock split. If either Proposal One or Proposal Two is not approved by the stockholders, no amendment will be filed and neither Proposal will be implemented.

The Board believes that the 2-for-1 stock split is in the best interest of the Company and our stockholders because the increase in the number of issued and outstanding shares of common stock that would result from the stock split will place the market price of the common stock in a range that is increasingly attractive to investors and may result in a broader market and increased liquidity for our shares. The 2-for-1 stock split is subject to the approval of Proposal One, however, because without the increase in our authorized shares of common stock, there are not enough shares of common stock to effect the stock split. If Proposal One and Proposal Two are both approved by the stockholders, the stock split would result in the additional issuance of approximately 122,370,000 shares of common stock, based on the number of shares of our common stock issued and outstanding as of September 15, 2007 and our treasury stock as of September 15, 2007. As of the same date, we had approximately 6,040,000 shares subject to outstanding options and approximately 3,305,000 shares reserved for issuance pursuant to future grants under our employee and director benefit plans, which would be increased to approximately 12,080,000 and 6,610,000 shares, respectively, reserved for issuance under such plans if the proposed amendments are approved.

Required Vote

Approval of the proposed amendment to our Restated Certificate of Incorporation to effect a 2-for-1 stock split of our common stock will require the affirmative vote of the holders of a majority of the outstanding shares of common stock that are entitled to vote on this matter. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. No rights of appraisal or similar rights of dissenters exist with respect to this matter.

Recommendation of the Board

Our board of directors has unanimously approved the proposal and recommends that the stockholders vote FOR the proposal to amend our Restated Certificate of Incorporation to effect a 2-for-1 split of our common stock.

PROPOSAL THREE:
AUTHORITY TO EXTEND
THE SOLICITATION PERIOD
FOR PROPOSALS ONE AND TWO

We are seeking authority to extend the solicitation period for Proposals One and Two past the date of the special meeting to allow us to continue to solicit proxies for them in the event the special meeting is postponed or adjourned for any reason. Under our Bylaws and Delaware law, we will have a quorum for holding a meeting if we have in person or represented by proxy at least one-third of our issued and outstanding shares of common stock entitled to vote at the meeting. Under Delaware law, however, Proposals One and Two must each have the affirmative vote of the holders of a majority of our outstanding shares of common stock that are entitled to vote on the matters. On the other hand, this Proposal Three to extend the solicitation period can be approved by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Therefore, if by the meeting date, a quorum is reached, but less than a majority of the outstanding shares have voted in favor of either Proposal One or Proposal Two, we are asking for specific authority to extend the solicitation period to solicit the additional votes required. If a majority of the shares present at the meeting vote in favor of this Proposal Three, the meeting may be reconvened at a later time and Denbury may continue to solicit additional votes on Proposals One and Two until the meeting is reconvened. Because the approval of a majority of the outstanding shares required to approve Proposals One and Two is a higher standard than is required to approve most proposals voted on by our stockholders in the past, our board of directors believes that it is particularly important for the Company to be given the authority to extend the solicitation period to continue to solicit votes for approval of Proposals One and Two, if necessary.

The affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on Proposal Three is required to extend the period for soliciting votes on Proposals One and Two past the date of the special meeting. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against Proposal Three.

Our board of directors has unanimously approved Proposal Three and recommends that the stockholders vote FOR the proposal to give the Company authority to extend the solicitation period for the special meeting in the event the special meeting is postponed or adjourned for any reason.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of September 15, 2007, the stockholders of which we are aware that beneficially own more than 5% of our issued and outstanding common stock and the common stock held by our executive officers and directors, individually and as a group to our knowledge solely based upon public filings. Unless otherwise indicated, each stockholder identified in the table is believed to have sole voting and investment power with respect to the shares beneficially held. The table includes shares that were acquirable within 60 days following September 15, 2007 under our 1995 Stock Option Plan and our 2004 Omnibus Stock and Incentive Plan.

	Beneficial Ownership of
	Common Stock as of
	September 15,
	2007
			Percent of
Name and Address of			Shares
Beneficial Owner	Shares		Outstanding

Ronald G. Greene	2,060,146	(1)(2)	1.7%
David I. Heather	35,000	(1)(3)	*
Gregory L. McMichael	23,800	(1)	*
Randy Stein	22,631	(1)	*
Wieland F. Wettstein	77,636	(1)(4)	*
Donald D. Wolf	40,719	(1)	*
Gareth Roberts	1,641,755	(5)	1.3%
Ronald T. Evans	332,216	(6)	*
Phil Rykhoek	326,193	(6)	*
Mark C. Allen	225,514	(6)	*
Ray Dubuisson	224,122	(6)	*
Robert Cornelius	50,746	(6)	*
Dan Cole	26,178	(6)	*
Barry Schneider	23,186	(6)	*
Brad Cox	26,679	(6)	*
Charlie Gibson	24,536	(6)	*
All of the executive officers and directors as a group (16 persons)	5,161,057	(7)	4.2%
Neuberger & Berman Inc	21,800,743	(8)	17.9%
605 Third Ave. New York, NY 10158

*	Less than 1%

(1)	Includes (a) 8,000 shares of unvested restricted common stock for Messrs. Greene, Heather, Wettstein and Wolf, which vests at the rate of 4,000 shares per year, on September 15 of each year until fully vested, (b) 12,000 shares of unvested restricted common stock for Messrs. McMichael and Stein, which vests at the rate of 4,000 shares per year on December 8, and January 21, of each year, respectively, until fully vested, and (c) 2,000 shares of unvested restricted common stock which cliff vests on January 2, 2010. In addition to the foregoing vesting provisions, all of these shares will vest upon death, disability, or a change in control of the Company. On each vesting date, 40% of such vested shares may be delivered to the director with the remaining 60% retained and held in escrow until their ceasing to be a director.

(2)	Includes 40,300 shares of common stock held by Mr. Greene’s spouse in her retirement plan, 68,000 shares held in the Greene Family Charitable Foundation of which Mr. Greene is the trustee, and 1,325,006 shares held by Tortuga Investment Corp., which is solely owned by Mr. Greene. Mr. Greene’s shares held by Tortuga Investment Corp. include 90,000 shares that are pledged as security.

(3)	Includes 17,800 shares of common stock held in a family trust of which Mr. Heather is a trustee.

(4)	Includes 15,400 shares of common stock held by S.P. Hunt Holdings Ltd., which is solely owned by a trust of which Mr. Wettstein is a trustee. Also includes 29,636 shares of common stock held by Mr. Wettstein’s spouse in her retirement plan.

(5)	Includes 196,660 shares of common stock held by a corporation which is solely owned by Mr. Roberts, 4,456 shares held by his spouse and 347,104 shares which Mr. Roberts has the right to acquire pursuant to stock options which are currently vested or which vest within 60 days from September 15, 2007. Also includes 303,818 shares of unvested restricted stock, 122,200 shares of which vest at the rate of 61,100 shares per year on August 6 of each of the next two years, 164,500 shares of which vest upon the latter of Mr. Roberts reaching the retirement age of 60 and his separation from the Company, 2,118 shares of which cliff vest after four years of service, on January 3, 2010, and 15,000 shares of which cliff vest after three years of service, on March 31, 2010. In addition to the foregoing vesting provisions, all of these shares will vest upon death, disability, or a change in control of the Company. With respect to one-third of the restricted shares that vest annually, one-third of the shares that vest on March 31, 2010, and all of the shares that vest upon retirement, delivery of the shares will not be made to the officer until that officer’s separation from the Company. Mr. Roberts has 918,613 shares pledged as security.

(6)	Includes the following shares of common stock (as shown in the table below) for each respective individual which they respectively have the right to acquire pursuant to (a) stock options that are currently vested or that vest within 60 days from September 15, 2007, (b) shares of unvested restricted stock subject to annual vesting over the next two years on each August 6 (except in the cases of Messrs. Cornelius and Cole, whose vesting occurs annually over the next three and four years on each September 5 and October 4, respectively, and Messrs. Schneider, Cox and Gibson, whose vesting occurs over the next four years on each August 1), (c) shares of unvested restricted stock that will cliff vest after four years of service, on January 3, 2010, (d) shares of unvested restricted stock that will cliff vest after three years of service, on March 31, 2010, (e) shares of unvested restricted stock that will cliff vest after four years of service, on January 2, 2011, and (f) shares of unvested restricted stock that vest upon the latter of the officer reaching a retirement age between the age of 60 and 65, depending on length of service, and the officer’s separation from the Company. In addition to the foregoing vesting provisions, all of these shares will vest upon death, disability, or a change in control of the Company. With respect to one-third of the restricted shares that vest annually, one-third of the shares that vest on March 31, 2010, and all of the shares that vest upon retirement, delivery of the shares will not be made to the officer until that officer’s separation from the Company.

			Unvested	Unvested	Unvested
		Unvested	Restricted	Restricted	Restricted	Unvested
		Restricted	Stock	Stock	Stock	Restricted
		Stock	(Vesting on	(Vesting on	(Vesting on	Stock
	Stock	(Annual	January 3,	March 31,	January 2,	(Retirement
	Options	Vesting)	2010)	2010)	2011)	Vesting)
Officer	(a)	(b)	(c)	(d)	(e)	(f)

Phil Rykhoek	14,870	91,000	1,513	8,750	—	122,500
Ronald T. Evans	34,498	91,000	1,513	8,750	—	122,500
Mark C. Allen	72,328	44,200	1,068	6,250	—	59,500
Ray Dubuisson	71,082	44,200	1,038	5,000	—	59,500
Robert Cornelius	—	37,500	—	2,781	—	—
Dan Cole	—	25,000	—	1,178	—	—
Barry Schneider	—	19,000	852	—	742	—
Brad Cox	—	19,000	767	—	663	—
Charlie Gibson	2,000	19,000	852	—	742	—

(7)	Includes 541,882 shares of common stock which the officers and directors as a group have the right to acquire pursuant to stock options which are currently vested or which vest within 60 days from September 15, 2007, and 1,168,177 shares of restricted stock of which vest over time as indicated above.

(8)	Information based on Schedule 13G filed with the SEC on February 13, 2007, Neuberger & Berman, Inc., claims sole power to vote 10,091,590 shares and shared power to vote or to direct the vote for 10,464,264 shares and shared power to dispose or direct the disposition of 21,800,743 shares.

STOCKHOLDER PROPOSALS

All future stockholder proposals must be submitted in writing to Phil Rykhoek, Chief Financial Officer and Secretary, 5100 Tennyson Parkway, Suite 1200, Plano, Texas 75024. In order for a stockholder proposal to be included in the proxy materials for our 2008 Annual Meeting of Stockholders, the proposal must be received by the Company no later than December 7, 2007. These proposals must also meet other requirements of the Securities and Exchange Act of 1934 to be eligible for inclusion.

The form of Proxy for our 2008 Annual Meeting of Stockholders will grant authority to the persons designated therein as proxies to vote in their discretion on any other matters that come before the meeting, or any adjournment thereof, that are not set forth in our proxy statement, except for those matters as to which adequate notice is received. In order for a notice to be deemed adequate for purposes of our 2008 Annual Meeting of Stockholders, it must be received by the Company prior to February 17, 2008.

OTHER MATTERS

We know of no other matter to come before the special meeting other than the matters referred to in the Notice of Special Meeting. However, if any other matter properly comes before the meeting, the accompanying proxy will be voted on such matter at the discretion of the person or persons voting the proxy.

All information contained in this proxy statement relating to the occupations, affiliations and securities holdings of our directors and officers and their relationship and transactions with us is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of our common stock is based upon information contained in reports filed by such owner with the SEC.

By order of the Board of Directors

Phil Rykhoek
Senior Vice President, Chief Financial Officer
and Secretary

Appendix A

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 625,000,000 shares, consisting of: (i) 600,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and (ii) 25,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine. Each outstanding share of Common Stock shall be entitled to one vote.

A-1

Appendix B

As of the close of business on December 5, 2007 (the “Effective Time”), each share of Common Stock which is issued as of the Effective Time (including shares held in the treasury of the Corporation) shall automatically be split into two validly issued, fully paid and nonassessable shares of Common Stock, par value one-tenth of a cent ($0.001) per share, without any action on the part of the holder thereof. Promptly after the Effective Time, each holder of Common Stock as of the Effective Time shall be entitled to receive such number of additional shares of Common Stock, par value one-tenth of a cent ($0.001) per share, as is equal to such number of shares of Common Stock, par value one-tenth of a cent ($0.001) per share, held as of the Effective Time.

B-1

SPECIAL MEETING OF STOCKHOLDERS OF DENBURY RESOURCES INC.
November 19, 2007
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
00030030300000000000 8111907
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
FOR AGAINST ABSTAIN
1.Proposal to approve an amendment to our Restated Certificate of Incorporation to increase the number of shares of our authorized common stock from 250,000,000 shares to 600,000,000 shares.
2.Proposal to approve an amendment to our Restated Certificate of Incorporation to split our common shares 2-for-1.
3.Proposal to grant authority to the Company to extend the solicitation period in the event that the special meeting is postponed or adjourned for any reason.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of StockholderDate:Signature of StockholderDate:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY CARD
DENBURY RESOURCES INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 19, 2007
By signing this proxy, I appoint Ronald G. Greene, Chairman of the Board of Denbury, Gareth Roberts, President and Chief Executive Officer of Denbury and Phil Rykhoek, Secretary, of Denbury, and each of them acting singly, my attorney and proxy, with full power of substitution, to vote on my behalf all of the shares of Denbury Resources Inc. common stock that I am entitled to vote at the Special Meeting of Stockholders to be held on Monday November 19, 200 7, and at any adjournments of the meeting. This proxy revokes any earlier proxy I have signed with respect to these shares.
If this proxy is properly executed, your shares of Denbury Resources Inc. common stock represented by this proxy will be voted in the manner you specify. If no specification is made, your shares of Denbury Resources Inc. common stock will be voted for both of the proposals to amend our Restated Certificate of Incorporation and for the proposal for authority to extend the solicitation period in the event that the special meeting is postponed or adjourned for any reason. The proxies are authorized to vote your shares, in their discretion, on any other matter that is properly brought before the meeting.
(Continued and to be signed on the reverse side.)
14475

SPECIAL MEETING OF STOCKHOLDERS OF DENBURY RESOURCES INC.
November 19, 2007
PROXY VOTING INSTRUCTIONS
MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR -
TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-
921-8500 from foreign countries and follow theCOMPANY NUMBER instructions. Have your proxy card available when you call.- OR -
ACCOUNT NUMBER INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
-OR -
IN PERSON — You may vote your shares in person by attending the Special Meeting.
You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
00030030300000000000 8111907
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
FOR AGAINST ABSTAIN
1.Proposal to approve an amendment to our Restated Certificate of Incorporation to increase the number of shares of our authorized common stock from 250,000,000 shares to 600,000,000 shares.
2.Proposal to approve an amendment to our Restated Certificate of Incorporation to split our common shares 2-for-1.
3.Proposal to grant authority to the Company to extend the solicitation period in the event that the special meeting is postponed or adjourned for any reason.
JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of StockholderDate:Signature of StockholderDate:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.